Exhibit 24

LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS AND REPORTING OBLIGATIONS UNDER RULE 144

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Louisa Ng and Cameron Love as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

1.            prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”), and any Notice of Proposed Sale of Securities on Form 144 (including any amendments thereto) in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), each with respect to the securities of Brookfield Renewable Partners L.P. a limited partnership formed in the Islands of Bermuda (the “Partnership”) and Brookfield Renewable Corporation, a company formed under the laws of British Columbia (the “Company”) with the United States Securities and Exchange Commission, and any national securities exchanges on which the Company’s or Partnership’s securities are listed;

2.            seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Partnership’s or Company’s securities from any third party, including brokers, employee benefit plan administrators, transfer agents and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

3.            perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

4.            this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

5.            any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

6.            neither the Partnership, the Company nor such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act or the Securities Act or (ii) any liability of the undersigned for any failure to comply with such requirements; and

7.            this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act or the Securities Act, including without limitation the reporting requirements under Section 16 of the Exchange Act and Rule 144 under the Securities Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of January, 2026.

/s/ Jeffrey Blidner
Jeffrey Blidner